Exhibit 10.75

FIRST AMENDMENT TO THE

SHURGARD STORAGE CENTERS, INC.

2004 LONG-TERM INCENTIVE PLAN

WHEREAS, Shurgard Storage Centers, Inc. (the “Company”), maintains and sponsors the Shurgard Storage Centers, Inc. 2004 Long-Term Incentive Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its subsidiaries; and

WHEREAS, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan at any time pursuant to Section 18.1 of the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. A new Section 2.6(d) shall be added to state:

“(d) The occupying of a majority of the seats (other than vacant seats) on the Board by individuals who were neither nominated or appointed by a majority of the Incumbent Directors; or”

2. A new Section 2.6(e) shall be added to state:

“(e) The acquisition, directly or indirectly, by any Person of beneficial ownership of 15% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, which acquisition is not approved in advance by a majority of the Incumbent Directors.”

3. “Incumbent Director” shall be defined as follows:

“Incumbent Director

“Incumbent Director” means a member of the Board who has been either (a) nominated by a majority of the directors of the Company then in office, or (b) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.”

4. “Person” shall be defined as follows:

“Person

“Person” means any individual, entity or group (as such term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act).”

5. Governing Law. This First Amendment shall be construed and governed by the laws of the State of Washington, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

6. Full Force and Effect of the Plan. Except as specifically amended herein, all other provisions of the Plan shall remain in full force and effect in accordance with its terms. All references in the Plan to “the Plan” shall be deemed to refer to the Plan as amended by this First Amendment.